UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 30, 2021

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	NASDAQ CAPITAL MARKET

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 2, 2021, Arcadia Biosciences, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report the voting results of the 2021 annual meeting of stockholders (the “Annual Meeting”), including, among other matters, the approval, on an advisory basis, of the frequency of future non-binding stockholder advisory votes to approve the compensation of the Company’s named executive officers (“say-on-pay votes”). The sole purpose of this Current Report on Form 8-K/A is to disclose, pursuant to Item 5.07(d) of Form 8-K, the Board of Directors’ determination on the frequency of future say-on-pay votes. Except for the foregoing, this Current Report on Form 8-K/A does not modify or update any other disclosure contained in the Original Report, and this Current Report on Form 8-K/A should be read in conjunction with the Original Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(d) A non-binding advisory vote was taken at the Annual Meeting on the frequency of future say-on-pay votes. The Company’s stockholders cast the greatest number of votes in favor of holding future say-on-pay votes on an annual basis. The Company’s Board of Directors has determined, consistent with the vote of the Company's stockholders, that the Company will hold future say-on-pay votes on an annual basis until the next required vote on the frequency of say-on-pay votes is presented to stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: October 12, 2021	By:	/s/ PAMELA HALEY
	Name:	Pamela Haley
	Title:	Chief Financial Officer